EXHIBIT 99.7

FORM OF NOMINEE HOLDER CERTIFICATION

GROWLIFE, INC.

This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus dated [______], 2018 (the “Prospectus”) of Growlife, Inc., a Delaware corporation (the “Company”), if a holder of Subscription Rights cannot deliver the Subscription Rights Certificate(s) evidencing the Subscription Rights (the “Subscription Rights Certificate(s)”) to Direct Transfer LLC, the subscription agent (the “Subscription Agent”), at or prior to 6:00 p.m., Eastern Time, on November 12, 2018 (such time, the “Expiration Date”), as it may be extended by the Company in its sole discretion. This Notice of Guaranteed Delivery must be received by the Subscription Agent on or prior to the Expiration Date. See the section titled “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus. Payment in full of the Subscription Price of $0.012 per Unit for each Unit subscribed for upon exercise of such Subscription Rights must be received, including final clearance of any checks, by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Date, even if the Subscription Rights Certificate(s) evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Rights Certificate(s) evidencing such Subscription Rights must be received by the Subscription Agent within three (3) business days following the date of this Notice of Guaranteed Delivery. See the sections titled “The Rights Offering—Method of Exercising Subscription Rights” and “The Rights Offering—Form of Payment” in the Prospectus.

By mail:	By hand or overnight courier:

Direct Transfer LLC Attn: Rights Offering 500 Perimeter Park Drive Suite D, Morrisville NC 27560 Tel: (888) 301-2498	Direct Transfer LLC Attn: Rights Offering 500 Perimeter Park Drive Suite D, Morrisville NC 27560 Tel: (888) 301-2498

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

If you have any questions concerning the rights offering, you may contact Direct Transfer LLC by telephone toll-free at (888) 301-2498 or email at corporate-actions@issuerdirect.com

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of Subscription Rights Certificate(s) representing Subscription Rights issued by GrowLife, Inc., and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 6:00 p.m., Eastern Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following Subscription Rights, pursuant to the Basic Subscription Right and the Over-Subscription Right as described in the Prospectus:

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Number of Units		Subscription Price (per Unit)		Payment Enclosed
	X	$0.012	=	$[______]

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT: If you have exercised your Basic Subscription Right in full, you may subscribe for additional Units pursuant to your Over-Subscription Right

Number of Units		Subscription Price (per Unit)		Payment Enclosed
	X	$0.012	=	$[______]

The undersigned understands that payment of the Subscription Price of $0.012 per Unit subscribed pursuant to the Basic Subscription Right(s) and the Over-Subscription Right(s), if applicable, must be received by the Subscription Agent at or before 6:00 p.m., Eastern Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

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is being delivered to the Subscription Agent herewith; or

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has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

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certified bank check payable to Issuer Direct Corporation, FBO GrowLife

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bank draft (cashier’s check)

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U.S. postal or express money order

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wire transfer of immediately available funds directly to the account maintained by Issuer Direct Corporation dba Direct Transfer, as Subscription Agent for purposes of accepting subscriptions in this offering at Regions Bank, ABA, # 062005690, Account #0183141022 FBO Growlife, Inc., with reference to the name of the Subscription Rights holder.

If by certified bank check, bank draft, or express money order, please provide the following information:
Date of check, draft or money order:
Bank on which check is drawn or issuer of money order:
Check, wire reference or identifying number:

Signature:	________________________
Name:	________________________
Address:	________________________
Telephone:	________________________

GUARANTEE OF DELIVERY

(Not to Be Used for Subscription Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:	________________________
Address:	________________________
Name of Firm:	________________________
Telephone:	________________________
Authorized Signature:	________________________

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.